Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF
PALMETTO BANCSHARES, INC. PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, as the chief executive officer and principal financial officer of Palmetto Bancshares, Inc., certify that the Quarterly Report on Form 10-Q for the period ended March 31, 2009, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Palmetto Bancshares, Inc. at the dates and for the periods indicated.  The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose.  The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/      L. Leon Patterson

L. Leon Patterson

Chairman and Chief Executive Officer

/s/      Paul W. Stringer

Paul W. Stringer

President and Chief Operating Officer,

Chief Accounting Officer

Dated: May 11, 2009